UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  SCHEDULE 14A
                         DEFINITIVE ADDITIONAL MATERIALS

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   X    Filed by a party other than the Registrant
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Check the appropriate box:

       Preliminary Proxy Statement
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       CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
       RULE 14A-6(E)(2)
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       Definitive Proxy Statement
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  X    Definitive Additional Materials
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       Soliciting Material Pursuant to ss.240.14a-12
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                            ONLINE POWER SUPPLY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X    No fee required.
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       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
-----
       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction:

       5)  Total fee paid:


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                 ONLINE POWER SUPPLY CLARIFIES VOTING PROCEDURES
                      FOR ANNUAL MEETING ON AUGUST 14, 2002

     We want to re-double our efforts to make the voting instructions as distributed for the street name or brokerage account shareholder mailing as clear as possible. It isn't apparent that you have a clear choice to vote "against" an individual director nominee. OPS has taken steps to ensure that all shareholders' right to vote against one or more nominees is recognized in the voting process. Please read the following carefully.

     The beneficial owners are receiving from their brokers an instruction ballot prepared by ADP Proxy Services, Inc. which has boxes "For All Nominees," "Withhold All Nominees," and "Withhold Authority To Vote For Any Individual Nominee- Write Number(s) of Nominees Below." The numbers assigned to each director nominee are listed on the front of ADP's instruction ballot. ADP's instructions should follow our procedure for voting for directors precisely. ADP's instructions do not have the same procedures for voting for directors as OPS' proxy card.

     WE WANT TO ELIMINATE THE CONFUSION CAUSED BY ADP'S METHOD IN LAYING OUT OUR PROXY FORMAT. YOUR VOTES "WITHHOLD" WILL BE COUNTED AS VOTES "AGAINST."

     OPS and its transfer agent will count instructions on ADP's box "Withhold All Nominees" as a VOTE AGAINST ALL NOMINEES.

     OPS and its transfer agent will count instructions on ADP's box "Withhold Authority To Vote For Any Individual Nominee," followed by a number or numbers indicating withhold authority for one or more of the directors (as numbered on the instructions), as a vote AGAINST the individual director or directors indicated.

     We want to encourage everyone to vote as soon as possible.



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